UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2004
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other	(Commission File	(IRS Employer
Jurisdiction of incorporation)	Number)	Identification No.)

Suite #208 - 750 Terminal Avenue,
Vancouver, V6A 2M5
British Columbia, Canada
(Address of principal executive offices)

(604) 713-8052
Registrant's telephone number, including area code

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 27, 2004

99.2	Business Development Plan

ITEM 9.     REGULATION FD DISCLOSURE

On February 12-13, 2004, our Management team will be attending the 2004 NIBA Conference in Las Vegas. On January 27, 2004, we issued a press release regarding the Conference. A copy of the press release is attached hereto as Exhibit 99.1.

During the NIBA Conference, management will make business summary presentations to the attendees, as well as provide each attendee with an investor relations package consisting of an introductory cover letter, news releases and a business development plan.

Since some portions of the business development plan contain information which may not have been previously disclosed in our filings with the Securities and Exchange Commission, we are filing herewith, in compliance with Regulation FD, a copy of the business development plan as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: February 11, 2004	By:	/s/ Grant Petersen

Grant Petersen
Chairman of the Board of Directors,
Chief Executive Officer and President